UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

August 29, 2008
Date of report (Date of earliest event reported)

GEORGE FOREMAN ENTERPRISES, INC.
(Exact name of Registrant as Specified in Charter)

Commission File Number: 000-26585

DELAWARE (State or Other Jurisdiction of Incorporation)	54-1811721 (I.R.S. Employer Identification No.)
100 N. WILKES-BARRE BLVD., 4TH FLOOR, WILKES-BARRE, PA (Address of Principal Executive Office)	18702 (Zip Code)

Issuer’s telephone number, including area code (570) 822-6277

Former name or former address, if changed since last report: Not Applicable.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

George Foreman Enterprises, Inc. ("Company") has settled all outstanding litigation with Z-Trim Holdings, Inc. ("Z-Trim") on amicable terms. Pursuant to the Settlement Agreement, both Parties are obligated to dismiss with prejudice all existing claims between them, in both the Federal and State courts after Z-Trim satisfies all of its obligations in the Agreement. Z Trim is obligated to pay to the Company a total sum of $300,000, with $150,000 payable on September 3, 2008 (which has been paid), and three additional payments of $50,000 each on January 1, 2009, February 1, 2009 and March 1, 2009, respectively. Z Trim has further agreed to use its best efforts to immediately provide for the grant of three million shares of Z-Trim's registered for resale and unrestricted common stock to the Company. All other obligations between the parties have been mutually resolved and neither party has admitted wrong-doing or liability of any kind.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GEORGE FOREMAN ENTERPRISES, INC.

Dated: September 4, 2008	By:	/s/ EFREM GERSZBERG

Efrem Gerszberg
President